Exhibit 10.1

Final

FOUNDERS’ AGREEMENT

THIS FOUNDERS AGREEMENT (this “Agreement”), effective as of September 1, 2017, is made and entered into by and between Triple-V (1999) Ltd., a limited liability company, registered under the laws of the State of Israel (“TV”) and A-Labs Finance and Advisory Ltd., a limited liability company, registered under the laws of the State of Israel (“A-Labs”, and collectively with TV, the “Founders”). Each of the Founders shall sometimes be referred to as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, the Founders have been engaged in development activities with respect to the Project (as defined below), and desire to operate the Project by a company registered under the laws of England and Wales (the “Company”); and

WHEREAS, the Company shall be primarily engaged in the development of a unique marketplace for virtual currency exchange (the “Project”); and

WHEREAS, the Founders desire that they shall be the owners of all of the issued and outstanding share capital of the Company; and

WHEREAS, the Founders desire to regulate certain rights and obligations in connection with their founding of the Company, their holdings of securities of the Company and the management of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree as follows:

1.	Registration of the Company; Issuance and Purchase of Shares

1.1.	Promptly following the execution hereof, the Founders shall act to amend the corporate documents of the Company, in accordance with the terms herein.

1.2.	The authorized share capital of the Company shall be GBP 2,500 divided into 25,000,000 Ordinary Shares, par value GBP 0.0001 each (the “Ordinary Shares” or “Shares”).

1.3.	Issuance of Shares. The Founders shall be issued Ordinary Shares as follows:

i.	TV - 3,666,666 Shares.

ii.	A-Labs - 1,120,000 Shares.

1.4.	Parties acknowledge that, subject to the approval of the Board (as such term is defined below), the Company shall reserve 480,000 Ordinary Shares of the Company, par value GBP 0.0001 each, constituting approximately 8.57% of the issued share capital of the Company for the purpose of grant of options to employees and service providers of the Company. Subject to applicable law, the terms of such grants shall be subject to the sole discretion of the Board.

1.5.	Investment by the Founders. The Founders acknowledge that TV, directly or via a third party on its behalf, invested certain funds for the financing of the initial operations of the Company and paid certain payments to service providers of the Company on behalf of the Company prior to the date hereof. Such funds shall be invested under the terms set forth in the Share Purchase Agreement in the form attached hereto as Exhibit A.

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1.6.	The Ordinary Shares issued hereunder shall have the rights, preferences and privileges as set forth in the Memorandum of Association of the Company, attached hereto as Exhibit B (the “Memorandum”), as may be amended from time to time.

1.7.	The Company shall provide each Founder a validly executed share certificate, representing the Shares issued in the name of such Founder and shall register the allotment of the Shares in the share register of the Company.

1.8.	The Founders undertake to cause the Company to ratify this Agreement, including all schedules and exhibits attached hereto, by a shareholders’ resolution, and to take all the necessary actions to comply therewith.

2.	Name of the Company

The Founders agree that the name of the Company shall be amended and restated by the name “INX Systems Ltd.” or, in the event that it shall not be possible to register the Company under this name, similar wording as shall be agreed between the Founders.

3.	Intellectual Property

3.1.	Each of the Parties hereby confirms that any and all intellectual property, developed by or for the Company using resources provided by the Parties, including intellectual property developed by the Parties in connection with the Project, shall be the sole and exclusive property of the Company, its successors and assigns, as shall be designated by the Company.

3.2.	Nothing herein shall derogate from the rights of any Party in intellectual property developed outside the scope of this Agreement by himself, its employees or service providers.

3.3.	Each of the Parties, hereby undertakes to execute any additional document required or advisable for the duly transfer of Intellectual Property to the Company and to fully cooperate with the Company in regards with this matter. In the event that the Company is unable for any reason whatsoever to secure any of the Founder’s signature to any document as set forth above, each of the Founders hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact to act for and on his behalf and in its stead, to execute and file any such document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed or done by such Founder.

4.	Board of Directors; Management of the Company; Use of Proceeds and Budget

4.1.	Board of Directors.

The management and policy of the Company shall be entrusted with the Board of Directors of the Company (the “Board”).

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Unless otherwise determined by the shareholders of the Company, the Board shall include no less than 1 (one) Board member and no more than 7 (seven) Board members.

The members of the Board (and the members of the Board of INX Gib) shall be appointed and removed as follows:

i.	TV shall have the right to appoint, remove or replace six (6) Board members; and

ii.	A-Labs shall have the right to appoint, remove or replace one (1) Board member.

4.2.	Management of the Company.

Until otherwise determined by the Board, an officer of TV, or any third party designated for such purpose by TV, shall be appointed as the CEO of the Company. The Board shall determine the terms of engagement of the CEO.

4.3.	Repurchase of Shares.

[Reserved]

4.4.	Bank Account.

The Founders agree that Company’s entire business activity shall be administered through the bank account of the Company, including any and all of payments made and/or funds received by the Company (the “Bank Account”).

4.5.	Signatory Rights.

The signature rights in the name and on behalf of the Company shall be determined by the Board from time to time.

The initial signatory rights of the Company will be as follows:

The sole signature of Mr. Shy Datika (“SD”), or any other person appointed for such purpose by SD, accompanied with the Company’s stamp or printed name, shall bind the Company in any and all matters, including without limitation in respect of the Bank Account and (if applicable) other bank accounts of the Company (including, without limitation, with respect to checks, payments, transfers, debt instruments, withdrawals, monetary obligations and other banking activities) without limitation in sum.

4.6.	Use of Proceeds and Budget of the Company and the Subsidiary of the Company.

The Founders acknowledge that the Company holds 100% of the issued share capital of INX Ltd., a fully owned subsidiary of the Company which was incorporated under the laws of Gibraltar (“INX Gib”). The main principles of the use of proceeds of INX Gib and its budget shall be as set forth in Exhibit C attached hereto. In the event that the receipts of the ICO of INX Gib shall not suffice in order to fully cover all of the contemplated payments set forth in Exhibit C in full, then such funds shall be allocated pro-rata in accordance with the preferences set forth in Exhibit C. In addition, the Founders agree that, following approval of the Board, 20% of the annual EBITDA of INX Gib, at the end of each calendar year following the date hereof, shall be paid pro-ratably to the purchasers of the Tokens in the ICO (as such terms are defined in the Engagement Agreement). The use of proceeds and the budget of the Company shall be determined by the Board and may be adjusted by it from time to time.

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5.	Non-Competition

5.1.	The Founders agree not to compete or to assist others to compete with the Company in any engagement or activity related to the Project or otherwise support such activity, whether directly or indirectly, for so long as they hold shares of the Company or are members of the Board (or are entitled to appoint any of the members of the Board) and for one year after the later of the above lapses (the “Non-Compete Period”).

5.2.	Each of the Founders undertakes that, during the Non-Compete Period, Founder will not solicit, approach or endeavor to solicit or approach any person or entity who, during the Non-Compete Period (i) was employed by the Company or provided services to the Company; and/or (ii) to whom the Company, or its subsidiaries, provided services, for the purpose of offering services or products which compete with the services or products provided by the Company.

5.3.	Nothing contained herein shall be interpreted as preventing a Party from engagement in other activities related to virtual coins, not related to the Project.

6.	Representations and Warranties of the Founders

Each Founder hereby represents, warrants and undertakes, with respect to herself/himself/itself, to each of the other Founders, and acknowledges that the other Founders are entering into this Agreement in reliance thereon, as follows:

6.1.	No Breach. The execution, delivery, performance and compliance by the Founder with this Agreement and the terms thereof (i) do not violate or conflict with any provision of any applicable law, rule or regulation; and (ii) do not conflict with, result in a breach of or constitute a default (or an event which with notice or the lapse of time or both would become a default) under any contract, agreement or undertaking to which the Founder is a party.

6.2.	Liabilities. The Founder has no liabilities, debts or obligations, whether accrued, absolute or contingent, which could in any way adversely affect the Company’s activities or hinder or adversely affect the consummation of the transactions provided for in this Agreement.

6.3.	No Assumption of Liability. The Founder acknowledges and agrees that, except as expressly otherwise provided for herein, the Company is not assuming and shall bear no liability with respect to any responsibilities and/or liabilities of either Founder, whether to the others, to any third parties or otherwise.

6.4.	Information. The Founder has had the opportunity to request all information the Founder may consider necessary or appropriate for deciding whether to enter into this Agreement and the transactions contemplated hereby, has received requested documents from the other Founders in response Founder’s requests, has had an opportunity to ask questions of and receive answers from the other Founders, and has the ability and the resources to independently evaluate and assess the Company and the risks involved in its investment or engagement, and to bear such risks. The Founder further acknowledges that, except as otherwise expressly provided for herein, no express or implied warranty, representation or covenant whatsoever has been made by the Company or the other Founders hereunder.

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6.5.	Professional Knowledge, Experience & Expertise. The Founder shall offer the Company Founder’s full technological, financial and business knowledge, experience, expertise, reputation and connections, and shall act in diligence and good faith, in order to promote the Company’s activities. Notwithstanding, this Section 5.5 shall not derogate or hinder in any way from a Founder’s rights and/or obligations with third parties, which does not conflict with Founder’s obligations as set forth in this Agreement.

6.6.	Confidentiality. The Founder acknowledges and agrees that Founder may obtain knowledge or information or materials belonging to, or possessed or used by, the Company and/or its business, including, without limitation, information, processes, technology, business plans, funds resources or research material of the Company and confidential information or trade secret information of third parties in possession of the Company, and that all such knowledge, information and materials acquired are and will be the trade secrets and confidential and proprietary information of the Company (collectively “Confidential Information”). Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of the Founder, or which the Company regularly provides to third parties without restriction on use or disclosure. Founder agrees, during the term of this Agreement and thereafter (unless otherwise provided by law), to hold all such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except when conducting Founder’s obligations to the Company.

7.	Termination

7.1.	This Agreement shall terminate upon the earlier of (i) the merger or consolidation of the Company with another corporation or the sale or transfer by the Company of substantially all of its assets to another corporation (and the restrictions herein contained shall not apply to that transaction); (ii) the initial underwritten public offering by the Company of its Ordinary Shares pursuant to an effective registration statement under the US Securities Act of 1933, as amended, or any equivalent law of another jurisdiction; or (iii) the written agreement of the Founders.

7.2.	The provisions of Sections 3, 5, 6.6 and 8.3 of this Agreement shall survive the termination or expiration of this Agreement. Except as otherwise provided for herein, upon termination, the provisions of this Agreement will be null and void.

8.	Miscellaneous

8.1.	Entire Agreement; Amendment. This Agreement and the exhibits and schedules attached thereto hereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof and terminate and replace any previous agreements and/or arrangements between the Parties relating thereto. Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the written consent of all of the Parties to this Agreement.

8.2.	Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each Party to this Agreement.

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8.3.	Governing Law; Settlement of Disputes. This Agreement shall be governed and construed in accordance with the laws of England and Wales, without regard to conflicts of laws provisions thereof. Any dispute arising out of, or relating to this Agreement, its interpretation or performance hereunder, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. Such arbitration process shall take place in London, England, and be held in English unless otherwise agreed in writing by both Parties.

8.4.	Notices. Any notice required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given to such Party under this Agreement on the earliest of the following: (a) the date of personal delivery; (b) one (1) day after transmission by facsimile, addressed to the Party at its facsimile number, with confirmation of transmission; (c) one (1) day after transmission by email, addressed to the Party at its email address; (d) one (1) day after deposit with a return receipt express courier for domestic deliveries; (e) five (5) business days after deposit in local mail by registered or certified mail (return receipt requested) for deliveries outside of the State of Israel; or (f) when actually received, if earlier. Notices hereunder shall be sent to the addresses set forth in the signature page.

8.5	Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

8.6.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile signatures of a Party shall be binding as evidence of such Party’s agreement hereto and acceptance hereof.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

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[Signature Page to Founders’ Agreement]

IN WITNESS WHEREOF, the Founders hereto have executed this Agreement as of the date first written above.

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Exhibit A

Share Purchase Agreement

[attached]

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Exhibit B

Memorandum of Association

[attached]

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Exhibit C

Use of Proceeds and Budget of INX Gib.

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